CONSULTING AGREEMENT

                  This Agreement is made and entered into as of the 1st day of July, 1999 between MARK M. DAVID ("David" or the "Consultant") and MOVIE STAR, INC. (the "Company").

                  In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Company hereby engages the Consultant to render consulting services and advice to the Company upon the terms and conditions set forth herein. The term of this Agreement shall be for five (5) years commencing on July 1, 1999.

         2. During the term of this Agreement, Consultant shall provide the Company with such consulting advice as is reasonably requested by the Company. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that although Consultant shall be obligated to render the services contemplated by this Agreement upon the reasonable request of the Company, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant's duties may include, but will not necessarily be limited to:

                  (a) Rendering advice and assistance in connection with the Company's operations, including without limitation, sourcing, manufacturing, merchandising, marketing and sales;

                  (b) Disseminating information about the Company to the investment community at large;

                  (c) Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

                  (d) Assisting in the Company's financial public relations;

                  (e) Arranging and attending, on behalf of the Company, at appropriate times, meetings with investment bankers and financial advisors retained by the Company;

                  (f) Rendering advice with regard to internal operations, including:

                    (i) the formation of corporate goals and their implementation;

                    (ii) the Company's financial structure and its divisions or subsidiaries;

                    (iii) when and if necessary and possible, additional
                         financing through banks and/or insurance companies; and

                    (iv) corporate organization and personnel.

                  (g) Rendering advice with regard to any of the following corporate finance matters:

                    (i)  changes in the capitalization of the Company;

                    (ii) changes in the Company's corporate structure;

                    (iii) redistribution of shareholdings of the Company's
                         stock;

                    (iv) offerings of securities in public and private
                         transactions;

                    (v)  alternative uses of corporate assets; and

                    (vi) structure and use of debt;







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                  In addition to the foregoing, Consultant agrees to furnish advice to the Company in connection with (A) the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction, and (B) financings from financial institutions, including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings .

                  Consultant shall also render such other consulting services as may from time to time be agreed upon by Consultant and the Company.

         3. The Company shall pay Consultant an annual fee of $200,000.00 in monthly installments of $16,666.67, the first payment due upon the execution of this Agreement; and

         4. In addition to the annual fee payable hereunder, the Company shall promptly reimburse Consultant for all reasonable travel and out-of-pocket expenses ("Expenses") incurred in connection with the services performed by Consultant pursuant to this Agreement, against itemized vouchers or receipts submitted with respect to any such expenses and approved in accordance with the Company's customary procedures; provided that the amount of such reimbursement shall not exceed $12,000.00 per annum.

         5.       (a)      Consultant acknowledges that:

                          (i) As a result of his current retention by, and prior
relationship (as an employee and director of), the Company, Consultant has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this paragraph 5 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

                          (ii) The Company will suffer substantial damage which
will be difficult to compute if, during the period of this Agreement or thereafter, Consultant should enter a business competitive with the Company or divulge Confidential Information.

                          (iii) The provisions of this Agreement are reasonable
and necessary for the protection of the business of the Company.

                          (iv) Consultant agrees that he will not at any time,
either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his rendering services under this Agreement, or his prior employment by, the Company, except (A) in the course of performing his duties hereunder, (B) with the Company's express written consent; (C) to the extent that any such information is in the public domain other than as a result of Consultant's breach of any of his obligations hereunder; or (D) where required to be disclosed by court order, subpoena or other government process. If Consultant shall be required to make disclosure pursuant to the provisions of clause (D) of the preceding sentence, Consultant promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Consultant shall: (1) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (2) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                          (v) Upon termination of this Agreement, Consultant
will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then



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possess or have under his control; provided, however, that Consultant shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

                         (vi) During the period commencing on the date hereof
and ending on the date Consultant's services hereunder are terminated (and, if Consultant is terminated with "Cause", as hereinafter defined, or Consultant terminates this Agreement without "Good Reason," as hereinafter defined, until June 30, 2005), Consultant, without the prior written permission of the Company, shall not, anywhere in the world, (A) be employed by, or render any services to, any person, firm or corporation engaged in any business which is directly or indirectly in competition with the Company ("Competitive Business"); (B) engage in any Competitive Business for his or its own account; (C) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (D) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Consultant was rendering consulting services to the Company; or (E) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. Notwithstanding the foregoing, nothing in this Agreement shall preclude Consultant from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 4.9% of the publicly-traded equity securities of such Competitive Business.

                  (b) If Consultant commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5(a)(iv) or 5(a)(vi), the Company shall have the right and remedy:

                  (i) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Consultant that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                  (ii) to require Consultant to account for and pay over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Sections 5(a)(iv) or 5(a)(vi), and Consultant hereby agrees to account for and pay over such damages to the Company.

                  Each of the rights and remedies enumerated in this Section 5(b) shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                  (c) In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

                  (d) If Consultant shall violate any covenant contained in
Section 5(a), the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

                  (e) If any provision of Sections 5(a)(iv) or 5(a)(vi) is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such



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scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                  (f) The provisions of this paragraph 5 shall survive the termination of this Agreement for any reason.

         6. The Company acknowledges that Consultant or its affiliates are in the business of providing consulting services and advice to others. Except as expressly provided in Section of this Agreement, nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others.

         7. The Company recognizes and confirms that, in advising the Company hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

         8. (a) If Consultant dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the person or persons designated by Consultant in writing, from time time, (i) an amount equal to one half of the aggregate fees which would otherwise have been payable from the date of Consultant's death through the date fixed for the expiration of this Agreement, and (ii) all valid expense reimbursements through the date of the termination of this Agreement. Consultant hereby designates Norma David as the person to receive the payment referred to in this Section 8(a).

            (b) If, during the term of this Agreement, there is a "Change in Control" (as hereinafter defined) of the Company, the Company shall have the right to terminate this Agreement upon not less than thirty (30) days prior written notice to Consultant specifying in reasonable detail the events resulting in a Change in Control.

            (i) For the purposes of this Agreement, the term "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two thirds of the members of the Company's Board of Directors (the "Board") in office immediately prior to such person attaining such percentage interest; (B) the Company is a party to a merger, consolidation, sale of assets or other transaction, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (C) during any period of two consecutive years, individuals, other than Consultant, who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease, for any reason, to constitute a majority of the Board.

            (ii) In the event of a termination of this Agreement in accordance with the provisions of this Section 8(b), the Company shall pay to Consultant (A) an amount equal to one half of the aggregate fees which would otherwise have been payable from the date of such termination through the date fixed for the expiration of this Agreement, and (B) all valid expense reimbursements through the date of the termination of this Agreement.



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                  (c) The Company, by notice to Consultant, may terminate this
Agreement if Consultant shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall pay to Consultant
(i) an amount equal to one half of the aggregate fees which would otherwise have been payable from the date of such termination through the date fixed for the expiration of this Agreement, and (ii) all valid expense reimbursements through the date of the termination of this Agreement.


         9. The Company agrees to indemnify Consultant and hold Consultant harmless against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Consultant in connection with any claim, action, proceeding or investigation brought against or involving Consultant with respect to, arising out of or in any way relating to Consultant's services under this Agreement; provided, however, that the Company shall not be required to indemnify Consultant for Losses incurred as a result of Consultant's intentional misconduct or gross negligence (other than matters where Consultant acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Consultant shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Consultant shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Consultant. The Company shall not settle or compromise any claim, action, proceeding or investigation without Consultant's consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Consultant in connection therewith. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Consultant in connection with any such claim, action, proceeding or investigation, provided Consultant first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available.


         10. (a) The Company, by notice to Consultant, may terminate this Agreement for cause. As used herein, "Cause" shall mean: (i) the refusal or failure by Consultant to carry out specific directions of the Board which are of a material nature and consistent with his duties as a consultant hereunder, or the refusal or failure by Consultant to perform a material part of Consultant's duties hereunder; (ii) the commission by Consultant of a material breach of any of the provisions of this Agreement; (iii) fraud or dishonest action by Consultant in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Consultant's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (iv) the conviction of Consultant of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "Cause" for termination shall be deemed to exist with respect to Consultant's acts described in clauses (i) or (ii) above, unless the Company shall have given written notice to Consultant specifying the "Cause" with reasonable particularity and, within thirty calendar days after such notice, Consultant shall not have cured or eliminated the problem or thing giving rise to such "Cause;" provided, however, that a repeated breach after notice and cure of any provision of clauses (i) or (ii) above involving the same or substantially similar actions or conduct, shall be grounds for termination for "Cause" without any additional notice from the Company. In the event the Company terminates this Agreement for "Cause" pursuant to the provisions of this Section 10(a), the Company shall have no further obligation to Consultant under this Agreement.





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                  (b) The Consultant, by notice to the Company, may terminate this Agreement if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Consultant's prior express written consent: (i) a substantial and material adverse change in the nature of Consultant's duties or responsibilities that are inconsistent with the duties or responsibilities set forth in this Agreement;
(ii) a substantial and material breach of this Agreement by the Company; and
(iii) a failure by the Company to make any payment to Consultant when due, unless the payment is not material and is being contested by the Company, in good faith. Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (i), (ii) or (iii) above, unless the Consultant shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (i), (ii) or
(iii) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from the Consultant.

                  In the event that Consultant terminates this Agreement for Good Reason, pursuant to the provisions of this Section 10(b), or the Company terminates this Agreement without "Cause," as defined in Section 10(a), the Company shall continue to pay to Consultant (or in the case of his death, the legal representative of Consultant's estate or such other person or persons as Consultant shall have designated by written notice to the Company), all payments, compensation and benefits required under this Agreement through the term of this Agreement.


         11. Consultant shall perform the services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

         12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in a writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. This Agreement may be executed in counterparts. In the event of any dispute under this Agreement, then and in such event, each party agrees that the same shall be submitted to the American Arbitration Association ("AAA") in the City of New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment of the Courts or the State of New York, and shall be enforceable as such. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                                     MOVIE STAR, INC.

                                                       /s/ Melvin Knigin
                                                     By:____________________
                                                        Name: Melvin Knigin
                                                        Title: President

                                                         /s/ Mark M. David
                                                        ____________________
                                                        Mark M. David



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